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                                                                      Exhibit 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements (Nos. 33-98440, 33-98444, 33-98442, 33-98446, 333-21799, 333-21795, 333-70599,
333-35812, and 333-35814) on Form S-8 and the Registration Statement (No. 333-94757) on Form S-3 of CheckFree Corporation of our reports dated August 7, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of CheckFree Corporation for the year ended June 30, 2000.


 /s/ Deloitte & Touche LLP

Atlanta, Georgia
August 7, 2000